SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549-1004



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported)
                        February 19, 1996



               SMITH'S FOOD & DRUG CENTERS, INC.
     (Exact Name of Registrant as Specified in Its Charter)




Delaware                 001-10252              87-0258768
(State or Other   (Commission File Number)   (I.R.S. Employer
Jurisdiction                                 Identification No.)
of Incorporation)


                    1550 South Redwood Road
                  Salt Lake City, Utah  84104
                         (801) 974-1400
(Address, Including Zip Code, and Telephone Number, Including
    Area Code, of Registrant's Principal Executive Offices)

Item 5.  Other Events

     On January 29, 1996, Smith's Food & Drug Centers, Inc., a Delaware corporation ("Smith's") entered into a definitive Recapitalization Agreement and Plan of Merger (the "Recapitalization Agreement"), among Smith's, Cactus Acquisition, Inc., a Delaware Corporation and a wholly owned subsidiary of Smith's, ("Acquisition"), Smitty's Supermarket, Inc., a Delaware Corporation ("Smitty's"), and The Yucaipa Companies, a California general partnership ("Yucaipa"). Pursuant to the Recapitalization Agreement, Smith's has agreed to recapitalize Smith's, subject to certain terms and conditions, by (i) a self tender offer (the "Offer") to purchase 50% of Smith's outstanding common stock for $36.00 per share, and (ii) the merger of Smitty's with Acquisition, pursuant to which Smitty's will become a wholly owned subsidiary of Smith's and the stockholders of Smitty's will receive 3,038,888 shares of Class B Common Stock of Smith's. It is anticipated that the Offer and the Merger will close simultaneously, except in certain limited circumstances.

     The terms and conditions of the Recapitalization Agreement and related transactions are set forth in the January 29, 1996 press release issued by Smith's which is filed as an exhibit to this Form 8-K and is hereby incorporated by reference.

     The information set forth above shall not be deemed to constitute either an offer to sell, or the offer to purchase, any security. Any such offer to sell or offer to purchase will be made only by means of a prospectus or an offer to purchase.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of the business acquired. Not applicable.

     (b)  Pro forma financial information.  Not applicable.

     (c)  Exhibits.

          99.1 press release dated January 29, 1996.



                           SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SMITH'S FOOD & DRUG CENTERS, INC.


February 19, 1996                By:     /s/ Michael C. Frei
                                 Name:   Michael C. Frei
                                 Title:  Senior Vice President
                                         and General Council